                                THE TORO COMPANY

                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS









                           EFFECTIVE JANUARY 1, 1999

                                      CONTENTS

Purpose        . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
I.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    1
II.    ENROLLMENT. . . . . . . . . . . . . . . . . . . . . . . . . . .    4
III.   VESTING; CREDITING; TAXES . . . . . . . . . . . . . . . . . . .    4
       3.1     Vesting . . . . . . . . . . . . . . . . . . . . . . . .    4
       3.2     Crediting or Debiting of Account Balance. . . . . . . .    5
       3.3     Self-Employment and Other Taxes . . . . . . . . . . . .    5
       3.4     Withholding . . . . . . . . . . . . . . . . . . . . . .    5
       3.5     Deductions. . . . . . . . . . . . . . . . . . . . . . .    6
IV.    DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . .    6
       4.1     Payment of Distributions. . . . . . . . . . . . . . . .    6
       4.2     Death Prior to Completion of Retirement Benefit . . . .    6
       4.3     Unforeseeable Financial Emergencies . . . . . . . . . .    6
V.     BENEFICIARY DESIGNATION . . . . . . . . . . . . . . . . . . . .    6
VI.    TERMINATION; AMENDMENT OR MODIFICATION. . . . . . . . . . . . .    7
       6.1     Termination . . . . . . . . . . . . . . . . . . . . . .    7
       6.2     Amendment or Modification . . . . . . . . . . . . . . .    7
VII.   ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . .    7
       7.1     Committee Duties. . . . . . . . . . . . . . . . . . . .    7
       7.2     Administrative Committee; Agents. . . . . . . . . . . .    8
       7.3     Binding Effect of Decisions . . . . . . . . . . . . . .    8
       7.4     Indemnity of Committee and Administrative Committee . .    8
VIII.  TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
IX.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .    9
       9.1     Status of Plan. . . . . . . . . . . . . . . . . . . . .    9
       9.2     Unsecured General Creditor. . . . . . . . . . . . . . .    9
       9.3     Nonassignability. . . . . . . . . . . . . . . . . . . .    9
       9.4     Discharge of Obligations. . . . . . . . . . . . . . . .    9
       9.5     Not a Contract of Employment. . . . . . . . . . . . . .   10
       9.6     Governing Law . . . . . . . . . . . . . . . . . . . . .   10
       9.7     Notice. . . . . . . . . . . . . . . . . . . . . . . . .   10
       9.8     Successors. . . . . . . . . . . . . . . . . . . . . . .   10
       9.9     Validity. . . . . . . . . . . . . . . . . . . . . . . .   10
       9.10    Court Order . . . . . . . . . . . . . . . . . . . . . .   11
       9.11    No Assurance of Tax Consequences. . . . . . . . . . . .   11
       9.12    Distribution in the Event of Taxation . . . . . . . . .   11

                                   THE TORO COMPANY
                              DEFERRED COMPENSATION PLAN
                              FOR NON-EMPLOYEE DIRECTORS

                              Effective January 1, 1999


                                       PURPOSE

     The growth and success of The Toro Company (the "Company") depend on its ability to attract and retain the services of Directors of the highest competence, initiative, integrity, and ability. The purpose of this Plan is to advance the interests of the Company and its shareholders through a deferred compensation program designed to attract, motivate and retain such non-employee Directors and selected Consultants. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                                  I.    DEFINITIONS

     For purposes of this Plan, the following words and phrases have the meanings indicated, unless a different meaning is clearly indicated by the context:

     "Account Balance" means a credit on the records of the Company equal to a Participant's Deferral Account. The Account Balance shall be a bookkeeping entry only, used solely to determine amounts due a Participant or Beneficiary under this Plan.

     "Beneficiary" means one or more individuals, trusts, estates or other entities, designated in accordance with Article 7 to receive benefits under this Plan upon the death of a Participant.

     "Board" means the Board of Directors of the Company.

     "Change of Control" means the earliest to occur of (i) a public announcement that a Person shall have acquired or obtained the right to acquire Beneficial Ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of 15% or more of the outstanding shares of Common Stock of the Company, (ii) the commencement of, or announcement of intention to make, a tender offer or exchange offer, the consummation of which would result in the Beneficial Ownership by a Person of 15% or more of the outstanding shares of

Common Stock of the Company, or (iii) the occurrence of a tender offer, exchange offer, merger, consolidation, sale of assets or earning power, or contested election, or any combination thereof, that causes or would cause the persons who were directors of the Company immediately before such Change of Control to cease to constitute a majority of the Board of the Company or any parent of or successor to the Company.

     For purposes of this definition, Person means any individual, corporation, partnership, trust, other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)(excluding the Company, a subsidiary of the Company, any employee benefit plan of the Company or any subsidiary or any entity holding shares of Common Stock for or pursuant to the terms of any such plan). For purposes of this definition, Beneficial Ownership includes securities beneficially owned, directly or indirectly, by a Person and such Person's affiliates and associates, as defined under Rule 12b-2 under the Exchange Act, and securities which such Person and its affiliates and associates have the right to acquire or the right to vote, or by any other Person with which such Person or any of such Person's affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of shares of Common Stock, as more fully described in The Toro Company Preferred Share Purchase Rights Plan dated as of May 20, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

     "Committee" means the committee described in Article 7, and if an Administrative Committee has been appointed pursuant to Section 7.2 shall include such Administrative Committee.

     "Common Stock" means The Toro Company Common Stock, $1.00 par value, and related preferred share purchase rights, or any other equity security of the Company designated by the Committee.

     "Company" means The Toro Company, a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

     "Consultant" means an individual engaged by the Company as an independent contractor to perform consulting or similar services for the Company or a subsidiary of the Company under a written agreement that specifically designates certain Consulting Fees as eligible for deferral under this Plan.

     "Consulting Fees" means the consideration paid by the Company or a subsidiary to a Consultant for services. Consulting Fees shall be calculated before reduction for amounts voluntarily deferred or contributed by the Participant pursuant to this Plan.

     "Deferral Account" means an account on the books of the Company that reflects (i) the sum of a Participant's Annual Deferral Amounts, plus (ii) amounts credited to the Participant's Deferral Account in accordance with the applicable crediting provisions of this Plan, less (iii) all distributions made to the Participant or the Participant's Beneficiary from the Participant's Deferral Account.

     "Director" means any member of the Board who is not an employee of the Company or of any subsidiary of the Company.

     "Directors Fees" means amounts paid to a Director as compensation (but not as reimbursement of expenses) for serving on the Board, including retainer fees and meeting fees. At the discretion of the Committee, Directors Fees may include amounts payable in Common Stock.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as in effect from time to time.

     "Participant" means a Director who elects to participate in the Plan, and includes a Consultant who is selected to participate in the Plan and who elects to do so. Status as a Participant shall continue for as long as the individual has an Account Balance under the Plan, even if the Participant is no longer a Director or Consultant. A Beneficiary or a spouse or former spouse of a Participant shall not be treated as a Participant even if such spouse has an interest in the Participant's benefits under the Plan.

     "Plan" means this Deferred Compensation Plan for Non-Employee Directors, as it may be amended from time to time.

     "Plan Year" means the calendar year.

     "Retirement", "Retire(s)" or "Retired" refer to resignation or retirement from the Board or termination of service as a Director for any reason; and, with respect to a Consultant, means termination of service as a Consultant for any reason.

     "Trust" means one or more trusts established by the Company to be used in connection with the Plan.

     "Trustee" means the financial institution acting at the time as trustee of the Trust.

     "Unforeseeable Financial Emergency" means an unanticipated severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness of or accident to the Participant or a dependent of the Participant, (ii) a loss of the Participant's residence or other property due to casualty, or (iii) other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                               II.    ENROLLMENT

     A Director desiring to participate in the Plan, and a Consultant selected by the Company to participate in the Plan and desiring to do so, shall complete and return to the Corporate Secretary a deferral election, a beneficiary designation, and such other material as the Committee may request, within 30 days after election to the Board or (in the case of a Consultant) selection to participate.

     An election once made shall be irrevocable with respect to the Plan Year in which it becomes effective. After the initial election, a Participant may change a deferral election by delivering a revised election form to the Corporate Secretary. A revised election shall become effective on January 1 of the Plan Year following the year in which it is received by the Corporate Secretary.

     For Directors holding office as of January 1, 1999 (the effective date of this Plan) election forms shall be returned to the Corporate Secretary by February 1, 1999 and shall be effective for amounts earned after the election is received by the Corporate Secretary.

     Directors Fees and Consulting Fees deferred under this Plan shall be withheld at the time they otherwise would be paid to the Participant, whether or not payment occurs during the Plan Year itself.

                        III.   VESTING; CREDITING; TAXES

3.1  VESTING

     A Participant's Account Balance shall at all times be fully vested, subject only to the Participant's status as a general creditor of the Company, as provided in Section 9.2.

3.2  CREDITING OR DEBITING OF ACCOUNT BALANCE

     (a) A Participant's Account Balance shall be credited with interest at a rate and in a manner determined by the Committee to be consistent with the prime rate of interest charged to individual borrowers by U.S. Bank, National Association,

(formerly First Bank National Association) or its successor. Prior to a Change of Control the method for determining the interest crediting rate may be changed at any time, at the discretion of the Committee. After a Change of Control, the Trustee shall have authority to change the method of determining the interest crediting rate.

     Interest shall be credited at the end of each quarter.

     (b) A Participant's Account Balance shall be credited with any cash dividends or other cash distributions payable on Common Stock deferred to the Participant's account, and such cash dividends or other distributions (but not the Common Stock itself) shall thereafter be credited with interest as provided in clause (a) of this Section. Common Stock allocated to a Deferral Account shall be appropriately adjusted to reflect stock splits, stock dividends and other like adjustments in the Common Stock, and any distributions made to a Participant or Beneficiary that decrease the portion of the Deferral Account allocated to Common Stock.

     A Participant's Deferral Account that is allocated to Common Stock shall be payable only in Common Stock, plus cash for any fractional shares. Distributions of Common Stock shall be made either in a lump sum or in annual installments.

3.3  SELF-EMPLOYMENT AND OTHER TAXES

     The Company may withhold from a Participant's Directors Fees or Consulting Fees, in a manner determined by the Committee, the Participant's share of self-employment, FICA and other taxes that may be required to be withheld. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.3.

3.4  WITHHOLDING

     The Committee or the Trustee shall withhold from any payments to a Participant or Beneficiary all federal, state and local income, employment and other taxes required to be withheld from such payments, in amounts and in a manner determined in the discretion of the Company and the Trustee.

3.5  DEDUCTIONS

     Prior to a Change of Control, the Company may deduct from any payment to a Participant or Beneficiary any amounts due from the Participant to the Company.

                              IV.  DISTRIBUTIONS

4.1  PAYMENT OF DISTRIBUTIONS

     A Participant may elect, in a manner determined by the Committee, to receive distributions from his or her Deferral Account in a lump sum, or in installments over such period as the Committee may determine. The election may be changed to an allowable alternative payment period by submitting a new election to the Committee, in a form approved by the Committee, provided that an election submitted less than two years before the Participant's Retirement shall not be given effect. The most recent effective election received by the Committee shall govern the payment of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

     Any payments of Common Stock shall be either in a lump sum or in annual installments.

4.2  DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT

     If a Participant dies after Retirement but before his or her Account Balance is paid in full, the remaining Account Balance shall be paid to the Participant's Beneficiary, in a lump sum or, if the Participant has so elected, in installments.

4.3  UNFORESEEABLE FINANCIAL EMERGENCIES

     A Participant who experiences an Unforeseeable Financial Emergency may request either or both of (i) suspension of any deferrals then in effect and
(ii) a partial or full payment from the Plan. The Committee shall in its discretion act on the Participant's request, but payment shall not exceed the lesser of the Participant's Account Balance and the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

                        V.   BENEFICIARY DESIGNATION

     Each Participant shall have the right to designate one or more Beneficiaries (including primary and contingent Beneficiaries) to receive any benefits payable under the Plan. A Participant shall have the right to change a Beneficiary by completing a new beneficiary designation on a form approved by the Committee.

     If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

                 VI.  TERMINATION; AMENDMENT OR MODIFICATION

6.1  TERMINATION

     Although the Company anticipates that the Plan will continue for an indefinite period of time, it reserves the right to terminate the Plan at any time with respect to any or all Participants. Upon termination, the Account Balances of the affected Participants shall be paid pursuant to the Participants' election or, at the discretion of the Company, in a lump sum.

     Termination of the Plan shall not adversely affect the rights under the Plan of any Participant or Beneficiary who has become entitled to the payment of any Plan benefits as of the date of termination. The Company shall, however, have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum.

6.2  AMENDMENT OR MODIFICATION

     The Company may, at any time, amend or modify the Plan in whole or in part; provided, that no amendment or modification shall decrease a Participant's Account Balance. No amendment or modification of the Plan shall affect the rights of any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification. The Company shall, however, have the right to accelerate installment payments by paying the Account Balance in a lump sum without a premium or prepayment penalty.

                            VII.  ADMINISTRATION

7.1  COMMITTEE DUTIES

     This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board may appoint. Members of the Committee may be Participants. The Committee shall have the discretion and authority, subject to Section 6.2, to make amendments to this Plan or in its discretion it may recommend amendments to the Board for its action. The Committee shall have the discretion and authority to make, amend, interpret, and enforce appropriate rules and regulations for the administration of this Plan and to decide or resolve, in its discretion, any and all questions involving interpretation of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or by the Company.

7.2  ADMINISTRATIVE COMMITTEE; AGENTS

     The Committee may, from time to time, appoint an Administrative Committee and delegate to the Administrative Committee such duties and responsibilities (including the authority to make ministerial or administrative amendments to this Plan) with respect to the Plan as the Committee may determine. The Committee, and the Administrative Committee, may employ agents and delegate to them such duties as either Committee sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Company.

7.3  BINDING EFFECT OF DECISIONS

     The decisions or actions of the Committee, and of the Administrative Committee, with respect to the administration, interpretation and application of the Plan and the rules and regulations hereunder shall be final and conclusive and shall be binding upon all persons having any interest in the Plan.

7.4  INDEMNITY OF COMMITTEE AND ADMINISTRATIVE COMMITTEE

     The Company shall indemnify and hold harmless the members of the Committee, the Administrative Committee, and any agent or employee to whom the duties of the Committee or the Administrative Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, the Administrative Committee or any of their members or any such agent or employee.

                                 VIII.  TRUST

     The Company may transfer to the Trust such assets as it determines, in its sole discretion, are necessary or appropriate to provide for its liabilities under the Plan.

     The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Company, Participants and the creditors of the Company to any assets held by the Trust.

     The Company's obligations under this Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and the Company's obligations under the Plan shall be reduced to the extent of any such distributions.

                             IX.  MISCELLANEOUS

9.1  STATUS OF PLAN

     The Plan is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that is unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select management group, within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted in a manner consistent with that intent.

9.2  UNSECURED GENERAL CREDITOR

     Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company or of the Trust. For purposes of the payment of benefits under this Plan, any and all of the Company's assets including any assets of the Trust shall be, and remain until paid, the general, unpledged unrestricted assets of the Company. The Company's obligation under the Plan shall consist solely of an unfunded and unsecured promise to pay money in the future.

9.3  NONASSIGNABILITY

     Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof. All of such rights are expressly declared to be unassignable and nontransferable. None of the amounts payable under the Plan shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

9.4  DISCHARGE OF OBLIGATIONS

     The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge the Company and the Committee from all further obligations under this Plan with respect to the Participant and any other Beneficiary.

9.5  NOT A CONTRACT OF EMPLOYMENT

     The terms and conditions of this Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained as a Director of the Company or a Consultant to the Company, or interfere with the right of the Company to sever its relationship with the Participant at any time.

9.6  GOVERNING LAW

     The provisions of this Plan shall be construed and interpreted according to the laws of the State of Delaware without regard to its conflicts of laws principles, to the extent not superseded by ERISA.

9.7  NOTICE

     Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or by facsimile, to the address below:

                              Corporate Secretary
                               The Toro Company
                           8111 Lyndale Avenue South
                         Bloomington, Minnesota  55420

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.8  SUCCESSORS

     The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

9.9  VALIDITY

     If any provision of this Plan shall be found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

9.10 COURT ORDER

     The Committee is authorized to make any payments directed by court order. If a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

9.11 NO ASSURANCE OF TAX CONSEQUENCES

     Neither the Company nor the Board nor any other person guarantees or assures a Participant or Beneficiary of any particular federal or state income tax, payroll tax, or other tax consequence of participation in this Plan. A Participant should consult with professional tax advisors regarding all questions related to the tax consequences of participation.

9.12 DISTRIBUTION IN THE EVENT OF TAXATION

     A Participant or Beneficiary may request the Committee before a Change of Control, or the Trustee after a Change of Control, for a distribution of that portion of any benefit under the Plan that has become taxable to such Participant or Beneficiary prior to its receipt. The Committee shall not unreasonably withhold its consent to any such request. After a Change of Control, the Trustee shall consent to any such request upon a proper showing that the benefits are taxable. Once consent to such a request is granted, the Plan shall distribute to the Participant or Beneficiary an amount equal to the taxable portion of the benefit, but not more than the Participant's unpaid Account Balance. Distribution shall be made within 90 days of the date when the request is granted. Such a distribution shall reduce the Account Balance and the benefits to be paid under this Plan.

     IN WITNESS WHEREOF, the Company has signed this Plan document as of January 1, 1999.

                                       THE TORO COMPANY


                                       By
                                          ---------------------------------
                                       Title
                                            -------------------------------